TRUMP'S CASTLE ASSOCIATES, L.P. AND SUBSIDIARY

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(in thousands)

                                                                                          PERIOD FROM   PERIOD FROM
                                                                                           JANUARY 1,    OCTOBER 7,
                                                                                              1996          1996
                                                                                            THROUGH       THROUGH       YEAR ENDED
                                                                                           OCTOBER 6,    DECEMBER 31,   DECEMBER 31,
                                                     1993          1994          1995         1996          1996           1997
                                                   -------       -------       -------       -------      --------        -------
Earnings
Income (Loss) before Income
  Taxes and Extraordinary Items                   ($28,385)     ($14,713)     ($11,152)     ($26,527)     ($13,803)      ($27,924)

PLUS:
  Fixed Charges                                     57,654        45,039        46,926        37,729        11,834         51,069

LESS:
  Capitalized Interest                                 --            --            --            --            --             --
                                                   -------       -------       -------       -------      --------        -------
    Earnings                                       $29,269       $30,326       $35,774       $11,202      ($ 1,969)       $23,145
                                                   =======       =======       =======       =======      ========        =======


Fixed Charges
  Interest Expense                                 $56,926       $44,173       $46,017       $36,949       $11,553        $49,892

PLUS:
  Capitalized Interest                                 --            --            --            --            --             --
  Interest Element of Rental Expense                   728           866           909           780           281          1,177
                                                   -------       -------       -------       -------       -------        -------
    Fixed Charges                                  $57,654       $45,039       $46,926       $37,729       $11,834        $51,069
                                                   =======       =======       =======       =======       =======        =======
Ratio of Earnings to Fixed Charges (Deficiency)   ($28,385)     ($14,713)     ($11,152)     ($26,527)     ($13,803)      ($27,924)
                                                   =======       =======       =======       =======       =======        =======


                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                         1997           1998
                                                        -------         -------
Earnings
Income (Loss) before Income
  Taxes and Extraordinary Items                        ($ 8,684)       ($ 7,220)

PLUS:
  Fixed Charges                                          12,484          12,838

LESS:
  Capitalized Interest                                      --             --
                                                        -------         -------
    Earnings                                            $ 3,800         $ 5,618
                                                        =======         =======


Fixed Charges
  Interest Expense                                      $12,198         $12,615

PLUS:
  Capitalized Interest                                      --             --
  Interest Element of Rental Expense                        286             223
                                                        -------         -------
    Fixed Charges                                       $12,484         $12,838
                                                        =======         =======
Ratio of Earnings to Fixed Charges (Deficiency)        ($ 8,684)       ($ 7,220)
                                                        =======         =======